Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination Agreement”) is entered into as of January 26, 2023 (the “Agreement Date”) but effective as of December 22, 2022 (the “Effective Date”), by and among (i) Far Peak Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Bullish, a Cayman Islands exempted company (“Pubco”), (iii) BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 1”), (iv) BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 2”, and together with Merger Sub 1 the “Merger Subs”) and (v) Bullish Global, a Cayman Islands exempted company (the “Company”). Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not defined herein shall have the meanings given to such terms in that certain Business Combination Agreement, dated as of July 8, 2021, entered into by the Parties (as amended by Amendment No. 1 dated as of March 7, 2022, Amendment No. 2, dated as of May 6, 2022, and Amendment No. 3, dated as of June 29, 2022, the “BCA”).

RECITALS

WHEREAS, pursuant to Section 8.1(a) of the BCA, the BCA may be terminated, and the Mergers and the other Transactions may be abandoned at any time prior to the Initial Closing, by mutual written consent of Purchaser and the Company;

WHEREAS, on December 22, 2022 the Parties agreed to terminate the BCA and abandon the Transactions as set forth herein and in accordance with Section 8.1(a) of the BCA and are now entering into this Termination Agreement to formalize such termination; and

WHEREAS, in connection with the termination of the BCA, the Parties wish to provide for a mutual release of claims, and Pubco, the Company and Merger Subs desire to receive a release of claims by Purchaser, as provided herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this BCA, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Termination of BCA. In accordance with Section 8.1(a) and 8.2 of the BCA and subject to the terms and provisions of this Termination Agreement, the BCA shall be terminated by this mutual written consent of the Parties effective as of the Effective Date. As of the Effective Date, all Parties’ right, title, and interest in the BCA will terminate and be of no further legal force or effect, except that, notwithstanding anything to the contrary contained in the BCA, the Confidentiality Agreement, or any of the Transaction Documents, the terms set forth in Section 5.11(a) (Public Announcements), Section 5.12 (Confidential Information), Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), Section 9.1 (Waiver of Claims against Trust), Article X (Miscellaneous) and any corresponding definitions set forth in Article XI of the BCA, and no others, shall survive the termination of the BCA and remain in full force and effect. The Parties further acknowledge and agree that, as of the Effective Date and by virtue of the termination of the BCA hereby, each of the Ancillary Agreements shall terminate (including provisions thereof, as the case may be, that by their terms would otherwise have survived such termination), except for the Contribution Agreement and Master Services Agreement, which shall terminate and be of no further legal force or effect solely with respect to Purchaser (to the extent Purchaser is a party thereto) by virtue of the termination of the BCA hereby but continue to bind the remaining parties thereto in accordance to their respective terms.

2. Communications; Filings. Each Party hereby agrees, without the consent of the other Parties not to be unreasonably withheld, not to (i) initiate any communications with respect to the other Parties, this Termination Agreement, the BCA or the Transactions, (ii) make, publish or communicate to any person or in any public or private forum or through any medium, any disparaging, damaging or demeaning statements about the other Parties or their respective affiliates, or any of their respective officers, directors, employees, or agents, or (iii) otherwise engage, directly or indirectly, in any communications with any person that may be disparaging to the other Parties and their respective affiliates that may damage the reputation or goodwill of the other Parties or their respective affiliates, or that may place the other Parties or their respective affiliates in any false or negative light.

3. Mutual Release. Effective from and after the Effective Date, Purchaser, on the one hand, and the Company, Pubco and Merger Subs, on the other hand, acknowledge and agree, in each case on behalf of itself and each of its respective Affiliates, Subsidiaries, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives, successors, predecessors or assigns (each, a “Releasing Party”), that:

a.

Releasing Party (i) has no Claims (as defined below), (ii) has not transferred or assigned, or purported to transfer or assign, any Claims, and (iii) will not transfer or assign, or purport to transfer or assign, any Claims, in each case, against the Company, Pubco or Merger Subs, on the one hand, or Purchaser, on the other hand, or any of their respective Affiliates, Subsidiaries, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives, successors, predecessors or assigns (collectively, the “Released Parties”);

b.

Releasing Party hereby unconditionally, irrevocably and forever releases, acquits and discharges the Released Parties from, and covenants not to sue any Released Parties for, any and all present, past, or future claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, actions, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages (whether compensatory, punitive, or otherwise), costs, losses, debts, expenses (including attorneys’ fees and costs incurred) of any nature, or other obligation of any type or nature whatsoever, whether at law or in equity, known or unknown, asserted or not asserted, foreseen or unforeseen, direct or derivative, vested or contingent, under the laws of any jurisdiction including, but not limited to, federal and state statutes and constitutions, and common law under the law of the United States or any other place whose law might apply, including, notwithstanding anything to the contrary contained in the BCA (together with the Ancillary Documents (including, for the avoidance of doubt, the Contribution Agreement between Purchaser, on the one hand, and the Company, Pubco and Merger Subs, on the other hand) and other documents contemplated thereby referred to collectively herein as “Transaction Documents”), liabilities relating to fraud or willful material breach in connection with or arising from the BCA, the Transaction Documents or the Transactions, including but not limited to their negotiation, execution, performance or nonperformance (collectively, “Claims”);

c.

Each Party acknowledges and understands that there is a risk that subsequent to the execution of this Termination Agreement, each Party may discover, incur or suffer Claims that were unknown or unanticipated at the time of the execution of this Termination Agreement, and which, if known on the date of the execution of this Termination Agreement, might have materially affected such Party’s decision to enter into and execute this Termination Agreement. Each Party further agrees that by reason of the releases contained herein, each Party is assuming the risk of such unknown Claims and agrees that this Termination Agreement applies thereto.

4. Miscellaneous. Section 5.12 (Confidential Information) and Article X (Miscellaneous) of the BCA are hereby incorporated by reference as if fully set forth herein and will apply mutatis mutandis to this Termination Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed as of the Agreement Date by their respective officers thereunto duly authorized

Purchaser:

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas W. Farley
Name:	Thomas W. Farley
Title:	Chairman & CEO

Pubco:

BULLISH

By:	/s/ Brendan Blumer
Name:	Brendan Blumer
Title:	Director

Merger Sub 1:

BMC1

By:	/s/ Andrew Bliss
Name:	Andrew Bliss
Title:	Director

Merger Sub 2:

BMC2

By:	/s/ Andrew Bliss
Name:	Andrew Bliss
Title:	Director

[Signature Page to Termination Agreement]

The Company:

BULLISH GLOBAL

By:	/s/ Kokuei Yuan
	Name:	Kokuei Yuan
	Title:	Director

[Signature Page to Termination Agreement]